UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2023

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630)-954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement

On February 2, 2023 (the “Closing Date”), PHD Intermediate LLC, a Delaware limited liability company (“Holdings”), Portillo’s Holdings, LLC, a Delaware limited liability company (the “Borrower”), the other Guarantors party thereto from time to time, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and Fifth Third Bank, National Association, as Administrative Agent, L/C Issuer and Swing Line Lender entered into a Credit Agreement (“New Credit Agreement”). Each of Holdings, the Borrower and the Guarantors are indirect subsidiaries of Portillo’s Inc. Capitalized terms used but not defined herein have the meaning ascribed to such terms in the New Credit Agreement.

The New Credit Agreement provides for a Term A Loan (“Term Loan”) in an initial aggregate principal amount of $300 million and initial Revolving Credit Commitments in an initial aggregate principal amount of $100 million (the “Revolver Facility”). The Revolver Facility permits the issuance of one or more Letters of Credit from time to time and the making of one or more Swing Line Loans from time to time. The New Credit Agreement is guaranteed by all domestic subsidiaries of the Borrower (subject to customary exceptions) and secured by liens on substantially all of the assets of Holdings, the Borrower and the subsidiary guarantors (subject to customary exceptions).

Substantially concurrently with the occurrence of the Closing Date, all outstanding indebtedness for borrowed money of the Borrower and its subsidiaries under that certain First Lien Credit Agreement, dated as of August 1, 2014, among, inter alios, Holdings, the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent, will be repaid, redeemed, discharged, refinanced, replaced or terminated and in each case, the liens and guarantees in support thereof shall be released or terminated (the “Closing Date Refinancing”).

The proceeds of the Term Loan, together with the proceeds of the Revolver Facility borrowed on the Closing Date, will be used by the Borrower to pay the transaction expenses and to fund the Closing Date Refinancing.

The Term Loan will amortize in equal quarterly installments in aggregate annual amounts equal to (a) 0.625% of the original principal amount of the Term Loan for the first two (2) years following the Closing Date ($7,500,000 annually or $1,875,000 quarterly), (b) 1.25% of the original principal amount of the Term Loan for the third (3rd) and fourth (4th) years following the Closing Date ($15,000,000 annually or $3,750,000 quarterly), and (c) 2.50% of the original principal amount of the Term Loan for the fifth (5th) year following the Closing Date ($30,000,000 or $7,500,000 quarterly), commencing on the last day of the first full fiscal quarter ended after the Closing Date, with the balance payable on the final maturity date.

The Borrower may, upon notice to the Administrative Agent by the Borrower, at any time or from time to time voluntarily prepay the Term Loan or the Revolver Facility in whole or in part without premium or penalty.

The Term Loan and Revolver Facility both have a maturity that of five years from the Closing Date.

As of the Closing Date, the Term Loan and the Revolver Facility will accrue interest at the forward-looking secured overnight financing rate plus an applicable rate determined upon the consolidated total net rent adjusted leverage ratio, subject to a floor of 0.00% (plus a credit spread adjustment of 0.10% per annum for 1-month interest periods and 0.15% for 3-month interest periods). The interest rate applicable to borrowings under the New Credit Agreement may subsequently be adjusted on periodic measurement dates provided for under the New Credit Agreement based on the type of loans borrowed by the Borrower and the consolidated total net rent adjusted leverage ratio of the Borrower at such time.

The Revolver Facility will be available for any purpose not otherwise prohibited under the Credit Agreement, including for general corporate purposes, working capital needs, the repayment of indebtedness, making of restricted payments and the making of investments. The New Credit Agreement is unconditionally guaranteed by Holdings and each subsidiary of the Borrower that is a wholly owned material domestic subsidiary.

The New Credit Agreement also includes certain financial covenants with respect to cash interest coverage and consolidated total net rent adjusted leverage.

The New Credit Agreement contains customary representations and warranties, events of default, reporting and other affirmative covenants and negative covenants, including limitations on indebtedness, liens, investments, negative pledges, dividends, junior financings and other fundamental changes. Failure to comply with these covenants and restrictions could result in an event of default under the New Credit Agreement. In such an event, all amounts outstanding under the New Credit Agreement, together with any accrued interest, could then be declared immediately due and payable.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required, the information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1
Credit Agreement, dated as of February 2, 2023, by and among PHD Intermediate LLC, Portillo’s Holdings, LLC, the Subsidiaries of the Borrower Party, Fifth Third Bank, National Association as Administrative Agent, L/C Issuer and Swing Line Lender and the other lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: February 6 , 2023	By:	/s/ Michelle Hook
Michelle Hook
Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)